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(KPMG Peat Marwick LLP Letterhead)



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Minnesota Life Insurance Company and
Contract Owners of Variable Annuity Account:



We consent to the use of our report included herein and to the references to our Firm under the headings "AUDITORS" for Part B of the Registration Statement.


                            /s/ KPMG Peat Marwick LLP

                              KPMG Peat Marwick LLP


Minneapolis, Minnesota
May 21, 1999